EXHIBIT 10.1

VIRTUALSCOPICS, LLC
2005 Long-Term Incentive Plan

1.    Purpose. The purpose of this Plan is to promote share ownership by key employees, managers, consultants, and strategic partners of VirtualScopics, LLC, a New York limited liability company, and its Subsidiaries, thereby reinforcing a mutuality of interest with other members, and to enable VirtualScopics, LLC, and its Subsidiaries to attract, retain and motivate key employees, managers, consultants and strategic partners by permitting them to share in its growth.

2.    Definitions. As used in this Plan,

"Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 13 of this Plan, such committee (or subcommittee).

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

"Common Units" means ownership interests issued by the Company in the nature of a share of stock in a business corporation.

"Company" means VirtualScopics, LLC, a New York limited liability company.

“Continuous Service” means the period during which an Optionee employee’s employment has not been terminated voluntarily or involuntarily and does not include: (a) permitted written leave of absence with the intention or obligation for the Optionee employee to return to employment at a predetermined time and the Optionee employee does return to employment; or (b) a short term disability which shall mean a disability that does not allow the Optionee employee to work for a short period of time, and is not a “permanent disability” as defined by the Company’s health and/or disability insurance plans or in the absence of any such plans, New York State law.

"Date of Grant" means the date specified by the Board on which a grant of Options shall become effective.

"Director" means a member of the Board of Directors of the Company.

“Exchange Act Registration” means the effectiveness of the registration by the Company, or any successor thereto, of a class of equity securities under the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any given day, the amount determined by the Board to be the fair market value of a Common Unit on such day.

"Initial Public Offering" means any underwritten sale of the Company's Common Units pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission), provided that the following shall not be considered an Initial Public Offering: (i) any issuance of Common Units or common stock as consideration or financing for a merger or acquisition, and (ii) any issuance of Common Units or common stock or rights to acquire common stock to employees of the Company or its Subsidiaries as part of an incentive or compensation plan.

"Option" means the right to purchase Common Units upon exercise of an option granted pursuant to Section 4 of this Plan.

"Option Letter" means the agreement created by the letter issued in the form of Exhibit A by the Company pursuant to Section 8 of this Plan, whereby Optionee agrees to be bound by the terms of this Plan.

"Option Price" means the purchase price per Option Unit payable on exercise of an Option.

"Option Units" means Common Units acquired upon the exercise of an Option.

"Optionee" means the person named in an agreement evidencing an outstanding Option.

"Participant" means a person who is selected by the Board on recommendation of the Company’s Chief Executive Officer, or such other officer as determined from time to time by the Board to receive benefits under this Plan and who is at the time an employee, manager, consultant or strategic partner of the Company or a Subsidiary, or who has agreed to commence serving in any of such capacities within 30 days of the Date of Grant.

"Plan" means this Long-Term Incentive Plan of the Company, adopted on November 18, 2002, and, as amended from time to time.

"Qualified Sale of the Company" means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (ii) a transaction or series of transactions (including by way of merger, consolidation, or sale of stock, but not including an Initial Public Offering) the result of which is that the holders of the Company's outstanding securities entitled to elect Directors ("Voting Securities") immediately prior to such transaction are, after giving effect to such transaction no longer, in the aggregate, the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly, through one or more intermediaries, of more than 50% of the voting power of all Voting Securities, in each case where the consideration for such assets or Units in such sale or transfer consists of cash or publicly traded equity securities for such assets or for at least 50% of the outstanding Voting Securities of the Company (e.g., 100% of such consideration would have to consist of cash or publicly traded equity securities if only 50.01% of Voting Securities were sold in such transaction).

"Repurchase Right" means the Company's right to repurchase Option Units as set forth in Section 5 of this Plan.

"Right of First Refusal" means the Company's right of first refusal as set forth in Section 6 of this Plan.

"Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

3.    Units Available.

(a)    Subject to adjustment as provided in Section 7 of this Plan, the total number of Common Units which may be issued and sold under Options granted pursuant to this Plan shall not exceed 3,557,979 Common Units, unless passed by majority vote of members. Such units may be treasury units or units of original issue or a combination of the foregoing.

(b)    (i)    In the event of the termination (by reason of forfeiture, expiration, cancellation, surrender, or otherwise) of any Option, that number of Common Units that was subject to such Options but not issued shall be available again for issuance under the Plan.

(ii)    In the event that Common Units are delivered under the Plan and are thereafter forfeited or reacquired by the Company (whether or not pursuant to rights reserved upon the award thereof), such forfeited or reacquired Common Units shall be available again for issuance under the Plan.

4.    Options. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options to Participants. Each such grant shall be subject to all of the requirements contained in the following provisions and such other terms as the Board shall determine:

(a)    Each grant shall specify the number of Common Units to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)    Each grant shall specify an Option Price per unit, which, unless provided otherwise in the Option Letter in the sole discretion of the Board, may not be less than one hundred percent (100%) of the Fair Market Value on the Date of Grant.

(c)    The Option Price shall be payable (i) in cash or by other consideration acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Units owned by the Optionee for at least 6 months having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(d)    Successive grants may be made to the same Optionee whether or not any Options previously granted to such Optionee remain unexercised.

(e)    (i)    Each grant will provide the Optionee with vested and nonforfeitable rights in the Option at a rate of twenty-five percent (25%) per year, so that the Optionee shall be fully vested on the fourth anniversary of such grant. In the sole discretion of the Board, any grant may specify a different period or periods of Continuous Service by the Optionee with the Company or any of its Subsidiaries that is necessary before the Options or installments thereof will become vested and exercisable.

(ii)    Notwithstanding the foregoing, any grant of Options may provide for the immediate vesting and exercisability of the Options, subject to the additional restrictions described in the Option Letter or this Plan.

(f)    Unless otherwise approved by the Board, each Option shall be subject to the Repurchase Right and the Right of First Refusal in favor of the Company as specified in Sections 5 and 6 of this Plan, respectively.

(g)    Except as otherwise determined by the Board, no Option shall be transferable by the Optionee except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Options shall be exercisable during the Optionee's lifetime only by the Optionee or, in the event of the Optionee's legal incapacity to do so, the Optionee's guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

(h)    No Option shall be exercisable more than 10 years from the Date of Grant.

(i)    An Optionee may exercise an Option in whole or in part at any time and from time to time during the period within which an Option may be exercised. To exercise an Option, an Optionee shall give written notice to the Company, in the form of a Certificate of Exercise attached as Exhibit B, specifying the number of Common Units to be purchased and provide payment of the Option Price and any other documentation that may be required by the Company.

(j)    An Optionee shall be treated for all purposes as the owner of record of the number of Common Units purchased pursuant to exercise of the Option (in whole or in part) as of the date the conditions set forth in Section 4(i) are satisfied.

(k)    Any grant may specify performance conditions that must be satisfied as a condition to the exercise or early exercise of an Option.

(l)    Each Option granted shall terminate automatically and without further notice on the earliest of the following dates:

(i)    the date specified in the Option Letter;

(ii)    in the event that the Optionee's employment or other service is terminated for cause, the Option shall terminate at the time of such termination and the Optionee shall forfeit all rights under the Option, including his or her rights with respect to the portion of the Option that would otherwise be exercisable but for this sentence, notwithstanding any other provision of this Plan or the Option Letter. For purposes of this provision, "cause" shall mean the Optionee shall have committed prior to termination of employment or other service any of the following acts:

(A)    An intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Optionee's duties or in the course of the Optionee's employment or other service;

(B)    intentional wrongful damage to material assets of the Company or its Subsidiaries;

(C)    intentional wrongful disclosure of material confidential information of the Company or its Subsidiaries;

(D)    intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty;

(E)    intentional breach of any stated material employment policy of the Company or its Subsidiaries or of any provision in any employment agreement between the Optionee and the Company or its Subsidiaries; or

(iii)   in the event that the Optionee’s employment or other service is terminated for reasons other than cause, (A) all of the Optionee’s Options that were not vested and unexercisable on the date of termination shall be forfeited immediately, and (B) all of the Optionee’s Options that were vested and exercisable on the date of termination shall remain exercisable for, and shall otherwise terminate at the end of the ninety-day period beginning on the date of termination, but in no event after the expiration date specified in the Option Letter.

Notwithstanding the ninety-day limit in subparagraph (iii), the exercise date may be extended in the sole discretion of the Board at, but not limited to, the time of grant or the date of termination.

(m)    All Options granted hereunder shall become exercisable no earlier than: (1) a Qualified Sale of the Company, an Initial Public Offering or an Exchange Act Registration; or (2) the date of vesting that is set forth in the Option Letter, certificate provided to the Participant or this Plan.

(n)    Notwithstanding any other provision herein to the contrary except section 4(p) below, upon the occurrence of a Qualified Sale of the Company, any portion of an Option that is not then vested or exercised shall become vested and must be exercised in full within thirty (30) days of the occurrence; if Optionee does not elect to exercise his or her Options under this Section 4(n), all unexercised Options shall terminate.

(o)    After the occurrence of a Qualified Sale of the Company, if an option is not exercised as set forth in section 4(n) above, the Company may, in its sole discretion, provide for the assumption of an Option or the substitution for an Option with a new option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of units or shares, the per unit exercise price and such other terms that the successor person, entity or subsidiary thereof will deem necessary.

5.    Company's Repurchase Right.

(a)    The Company shall have the right to repurchase some or all of the Option Units of an Optionee upon the occurrence of any of the events specified in Section 5(b) below (the "Repurchase Event"). The Repurchase Right may be exercised by the Company within 180 days following the date of such event (the "Repurchase Period"). The Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the Fair Market Value of the Option Units, as provided in Section 5(c). The Company may assign the Repurchase Right to one or more persons at the Fair Market Value of the Option Units as determined as of the date of the repurchase event. Upon exercise of the Repurchase Right in the manner provided in this Section 5(a), the Optionee shall deliver to the Company any certificate or certificates representing the Option Units being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances. If Option Units are not purchased under the Repurchase Right, the Optionee and his or her successor in interest, if any, will hold any such units in his or her possession subject to all of the provisions of this Section 5 and Section 6 hereof. The Repurchase Right described in this Section 5 of the Plan shall be in addition to any rights of the Company set forth in the Option Letter and the Company’s Operating Agreement as amended from time to time.

(b)    Company's Right to Exercise Repurchase Right. The Company shall have the Repurchase Right in the event that any of the following events shall occur:

(i)
The termination of the Optionee's employment or other service with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge or resignation for any reason, whether voluntary or involuntarily; or

(ii)
The (A) filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee, or (B) the Optionee being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date or (C) the Optionee being subject to a transfer of Option Units by operation of law, except by reason of death.

(c)    Determination of Fair Market Value. For purposes of this Section 5, the Fair Market Value of the Option Units shall be determined as of the date of the Repurchase Event by the Board.

(d)    Expiration of Company's Repurchase Right. The Repurchase Right of the Company set forth in this Section 5 of the Plan shall remain in effect until the earlier of the closing of an Initial Public Offering or an Exchange Act Registration.

6.    Company's Right of First Refusal.

(a)    Exercise of Right. If at a time other than within the period specified in Section 5(a) the Optionee desires to transfer all or any part of the Option Units to any person other than the Company (an "Offeror"), the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Optionee's desire to transfer such units, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Option Units (the "Company Option Units") specified in the Option Notice, such option to be exercisable by giving, within 10 days after receipt of the Option Notice, a written counter notice to the Optionee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter notice.

(b)    Sale of Option Shares to Offeror. The Optionee may, for 60 days after the expiration of the 10-day option period as set forth in Section 6(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Units not purchased or agreed to be purchased by the Company or its assignee. If any or all of such Company Option Units are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Units shall remain subject to the terms of this Section 6.

(c)    Adjustments for Changes in Capital Structure. If there shall be any change in the Common Units of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 6 shall apply with equal force to additional or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Units.

(d)    Failure to Deliver Option Units. If the Optionee fails or refuses to deliver on a timely basis any duly endorsed certificates representing Company Option Units to be sold to the Company or its assignee pursuant to this Section 6, the Company shall have the right to deposit the purchase price for such Company Option Units in a special account with any bank or trust company, giving notice of such deposit to the Optionee, whereupon such Company Option Units shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Option Units delivered to the Optionee reflecting the restrictions on transfer provided in this Section 6.

(e)    Expiration of Company's Right of First Refusal. The first refusal rights of the Company set forth above shall remain in effect until the closing of an Initial Public Offering or an Exchange Act Registration.

7.    Adjustments. The Board may make or provide for such adjustments in the Option Price and in the number or kind of shares or other securities covered by outstanding Options as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that would otherwise result from any (a) dividend, split, combination of units, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase units or (c) other corporate transactions or events having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Options under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Options so replaced. The Board may also make or provide for such adjustments in the number of units specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 7.

8.    Option Letter. The form of each Option Letter shall be as set forth in Exhibit A. The Board may amend any Option Letter evidencing an outstanding option, with the concurrence of the affected Optionee, provided that the terms and conditions of each Option Letter and amendment are not inconsistent with this Plan and no amendment shall adversely affect the rights of the Optionee with respect to any outstanding Option without the Optionee's consent. Any Option Letter shall require the Optionee to acknowledge and agree that the Option granted by the Option Letter is subject to the terms and conditions of this Plan.

9.    Cancellation of Options. The Board may, with the concurrence of the affected Optionee, in writing, cancel any Option granted under this Plan. In the event of any such cancellation, the Board may authorize the granting of new Options (which may or may not cover the same number of Common Units that had been the subject of any prior option) in such manner, at such Option Price and subject to the same terms, conditions and discretion as would have been applicable under this Plan had the cancelled Options not been granted.

10.   Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Optionee for applicable income tax purposes with respect to any Option under the Plan, the Optionee shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount.

11.   Governing Law. The Plan and all Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

12.   Fractional Shares. The Company shall not be required to issue any fractional Common Units pursuant to this Plan. The Board may provide for the elimination of fractional Common Units or for the settlement of fractional Common Units for cash.

13.   Administration. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of not less than three Directors appointed by the Board. To the extent of any such delegation, references in this Plan to the Board shall also refer to the committee. A majority of the members of the committee shall constitute a quorum, and any action taken by a majority of the members of the committee who are present at any meeting of the committee at which a quorum is present, or any actions of the committee that are unanimously approved by the members of the committee in writing, shall be the acts of the committee. Any determination by the Board pursuant to any provision of this Plan shall be final and conclusive. No member of the Board shall be liable for any such determination made in good faith.

14.   Lock-Up Agreement. The Company may, in its discretion, require in connection with an Initial Public Offering that a Participant agree that any Option Unit not be sold, offered for sale or otherwise disposed of for a period of time as determined by the Board, provided at least a majority of the Company's Directors and officers who hold Option Rights or Common Units at such time are similarly bound. In the event a Participant fails to execute the Lock-Up Agreement, such Participant will forfeit all Option Units.

15.   Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such sub-plans or supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

16.    Amendment, Etc.

(a)    The Board may at any time and from time to time amend the Plan in whole or in part.

(b)    The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(c)    In case of termination of employment or other service by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of an Optionee who holds an Option not immediately exercisable in full, the Board may, in its sole discretion, accelerate the time at which such Option may be exercised

(d)    This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

17.    Effective Date. This Plan, as amended, shall be effective immediately. The original effective date remains November 18, 2002.

END OF DOCUMENT

EXHIBIT 10.1
EXHIBIT A

Option Letter

[DATE]

[Participant/Address]

Dear Participant:

Pursuant to the terms and conditions of the Company's Long-Term Incentive Plan (the "Plan"), you have been granted an Option to purchase ______ Common Units of the Company, as outlined below.

Grant Date:	______________________________

Options Granted:	______________________________

Option Price Per Share:	______________________________	Total Cost to Exercise: $_________________

Expiration Date:	______________________________

Vesting Schedule during continuous employment only:	___% per year for ___ years, i.e.,
____ on _________
____ on _________
____ on _________

Other:    ___________________________________

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to be subject to all the provisions of the Plan and to comply with all of the terms and conditions of the Option and the Plan.

Signature: ________________________________    Date:____________________
Participant

Authorized Employer Signature: ________________________ Date: ________________

EXHIBIT 10.1

EXHIBIT B

Certificate of Exercise

To the Board of Directors of VirtualScopics, LLC
Attention: Compensation Committee

The undersigned Participant on _____________ (insert date) was granted the option to purchase ____ Common Units of VirtualScopics, LLC for the exercise price of $________. ____ Units vested on __________ (insert date).

The undersigned Participant hereby elects to exercise his/her option to purchase ____ number of Common Units x (exercise price), for the total of __________. Enclosed with this Certificate of Exercise, is a bank money or certified check in the amount of $___________.

I agree at the time that the Common Units are put into my name, I will execute the VirtualScopics, LLC Amended and Restated Operating Agreement which I understand will be amended from time to time.

Additionally, I reaffirm my obligations set forth in that certain Agreement between me and the Company executed on ________________.

Dated: ____________________	Participant: ___________________________

Accepted:

Dated: _____________________	VirtualScopics, LLC

By: _________________________________

Its: _________________________________